UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 8, 2012

PAREXEL International Corporation
(Exact name of registrant as specified in charter)

Massachusetts	000-21244	04-2776269
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

195 West Street, Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (781) 487-9900

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations for the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 8, 2012, PAREXEL International Corporation (the “Company”) announced that James F. Winschel, Jr., the Company's Senior Vice President and Chief Financial Officer, will assume a new role as Executive Vice President, effective upon the appointment of a new Chief Financial Officer (the “Transition Date”). In his new role as Executive Vice President, Mr. Winschel will have such duties and responsibilities as are assigned by the Company's Chief Executive Officer. The Company has initiated a search for a new Chief Financial Officer. Both internal and external candidates will be considered.
On August 10, 2012, the Company and Mr. Winschel entered into a letter agreement (the “Letter Agreement”) in connection with Mr. Winschel's transition into this new position. Pursuant to the Letter Agreement, Mr. Winschel's salary will remain at its current rate, he will continue to be eligible to participate in the Company's Management Incentive Plan at the same bonus potential, and he will be eligible to receive equity awards under the Company's equity plans at the discretion of the Chief Executive Officer and subject to the approval of the Compensation Committee of the Board of Directors. The Change of Control/Severance Agreement, dated as of April 15, 2008, by and between the Company and Mr. Winschel will terminate upon the Transition Date. Mr. Winschel will retire from employment with the Company and become a consultant to the Company on June 30, 2014 (the “Retirement Date”). Awards of shares restricted stock issued to Mr. Winschel prior to the Retirement Date will continue to vest during his consultant status.
The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the Letter Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Letter Agreement, dated August 10, 2012, by and between the Company and James F. Winschel, Jr.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 10, 2012	PAREXEL International Corporation
By:	/s/ James F. Winschel, Jr.
James F. Winschel, Jr. SVP and CFO

Exhibit 10.1

August 10, 2012

James F. Winschel, Jr.

Dear Jim,

It has been my pleasure to work with you for the past 12 years. The purpose of this letter agreement (the “Agreement”) is to provide for a smooth and effective transition of financial leadership at PAREXEL International Corporation (“PAREXEL” or the “Company,”), as you move from your current position to a new executive role at the Company in anticipation of your scheduled retirement in 2014.

1.
Title and Responsibilities. During the period from the effective date of this Agreement (the “Effective Date”) until the date on which your successor is appointed by the Company to serve as its Chief Financial Officer (“the “Transition Date”), you will continue to fulfill your duties as Senior Vice President and Chief Financial Officer under the terms of your employment in effect as of the Effective Date. Effective upon the Transition Date, your title will change to Executive Vice President and you will no longer serve as Senior Vice President and Chief Financial Officer of the Company. Beginning on the Transition Date, you will remain a full-time employee of the Company reporting to the Company's Chairman and Chief Executive Officer (the “CEO”) and you will have such duties, responsibilities and authority as may be assigned to you, and will provide such assistance as may be requested of you, by the CEO or his designee. Effective upon the Transition Date, you will no longer serve on the PAREXEL Business Review Committee; however, you will continue to be a member of the PAREXEL Executive Committee.

2.
Transition. Following the Transition Date, you will (a) assist in the transition of such duties and responsibilities to the new Chief Financial Officer or any such individual(s) as the CEO may designate; (b) provide such assistance as may be requested by the CEO; and (c) have and perform such duties, responsibilities and authority as may be assigned by the CEO or his designee from time to time. You agree that during the period following the Transition Date, you will devote substantially all of your business time and attention to, and exert your best efforts to perform, the duties and responsibilities referenced above. As of the Effective Date, you will be permitted to serve on the boards of directors of up to two (2) entities unaffiliated with PAREXEL as agreed upon by you and the CEO.

3.
Compensation. Effective upon the Transition Date and through the Retirement Date (as defined below), you will (a) continue to receive your base salary in effect on the Effective Date; (b) remain eligible to receive payments under the PAREXEL Management Incentive Plan (“MIP”) for the Company's fiscal years 2013 and 2014 with the same bonus potential in effect on the Effective Date; (c) be eligible to participate in the PAREXEL benefit plans and programs generally available to US-based employees and members of the Executive Committee; (d) continue to accrue paid vacation at the rate in effect on the Effective Date, pursuant to Company policies; (e) continue to vest in all grants of stock options, restricted stock, and other Company equity issued to you as of the Effective Date, pursuant to the applicable plan documents; and (f) be eligible to receive equity awards under PAREXEL's equity compensation plans at the discretion of the CEO and subject to the approval of the Compensation Committee of the PAREXEL Board of Directors.

4.
Severance and Change in Control Agreement. The Amended and Restated Change of Control/Severance Agreement by and between you and the Company, dated as of April 15, 2008, (the “CIC”) will terminate as of the Transition Date. You hereby agree that the changes in your title and responsibilities as set forth in this Agreement do not constitute a termination under the terms of the CIC and agree that you shall not be entitled to receive any payments under the CIC in connection with such change in title and responsibilities.

5.
Key Employee Agreement. You agree to execute and deliver to the Company a copy of the Company's current Key Employee Agreement in the form attached hereto as Exhibit A, effective upon the Transition Date.

6.
Retirement. Effective as of June 30, 2014, the last day of the Company's fiscal year during which your 65th birthday occurs, (“Retirement Date”) you will resign from employment with the Company and will be engaged as a consultant. Your engagement as a consultant will be pursuant to a written agreement between you and the Company, the terms and conditions of which will be determined by the Company. During the term of your consultant status, you will remain eligible to vest in any stock options and/or restricted stock awarded prior to your Retirement Date, subject to the terms and conditions of the applicable plan documents and equity grant agreements. Notwithstanding anything to the contrary in this Agreement, the shares of restricted common stock awarded to you on or before the Retirement Date will not terminate on the Retirement Date, but will continue to vest during the term of your consultant status.

7.
Miscellaneous. This Agreement replaces and supersedes all prior agreements and understandings between you and the Company relating to the matters referenced herein, including without limitation your offer letter dated May 31, 2000, provided, however, other than as provided herein, this Agreement does not supersede your equity vesting rights under the applicable plan documents and equity grant agreements. This Agreement may not be modified without the express prior written consent of the Company's CEO or his designee. Any failure by any party to enforce any of its rights and privileges under this Agreement shall not be deemed to constitute waiver of any rights and privileges contained herein. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to conflicts of laws principles. All disputes regarding the subject matter of this Agreement shall be resolved by a court of competent jurisdiction in the Commonwealth of Massachusetts. The parties hereby expressly waive their right to a jury trial for any claim relating to its rights or obligations under this Agreement.

PAREXEL INTERNATIONAL CORPORATION

By: /s/ Josef H. von Rickenbach
Name: Josef H. von Rickenbach
Title: Chairman and Chief Executive Officer

ACCEPTED AND AGREED

/s/ James F. Winschel, Jr.
James F. Winschel, Jr.

EXHIBIT A
KEY EMPLOYEE AGREEMENT

This Key Employee Agreement (the "Agreement") is made and entered into effect as of ___________________ by and between PAREXEL International Corporation (including its subsidiaries and affiliates, the "Company"), and James F. Winschel, Jr. ("Employee").

Whereas, Employee acknowledges that, as a result of his/her senior position with the Company, he/she has and/or will have access to strategic business information and other Confidential Information as that term is defined in this Agreement; and

Whereas, Employee acknowledges that the Company is engaged in a business that is highly competitive worldwide and that competition by Employee in that business or solicitation of business relations in competition with the Company during his/her employment and after his/her employment terminates would necessarily involve Employee's use of the Company's Confidential Information to which Employee was given access as an employee of the Company and would otherwise constitute unfair competition and would severely injure the Company.

Now, therefore, in consideration for and as a condition of for the Company's promises set forth herein including, without limitation, the Company's transfer of Employee to the new role of Executive Vice President, the Company's employment or continued employment of Employee and, to the extent applicable, in consideration for this Agreement's superseding any prior agreement with the Company regarding the subject matter hereof, all of which (as applicable) Employee acknowledges to be good, valuable and sufficient consideration, Employee agrees as follows:

1.     Devotion of Services

Employee agrees to devote his/her best efforts to the services of the Company in such capacity as the Company from time to time shall direct and agrees to comply with PAREXEL's policies, practices and Code of Business Conduct and Ethics at all times. Employee warrants and represents that he/she is not subject to any restrictive covenant (non-competition, non-solicitation, confidentiality, or other obligation) with any third party that would prevent Employee from performing his/her job duties for the Company.

2.    Confidentiality

(a) Employee agrees that he/she shall not at any time, without the prior written consent of the Company, disclose or use (except in the course of his/her employment with the Company and solely in furtherance of the interests of the Company and its subsidiaries or affiliates) any confidential or proprietary information belonging to the Company, including, but not limited to, business plans and strategy, customer lists, pricing information, sales information, records, data, documents, specifications, inventions, research, policies, processes, creative projects, methods and intangible rights, trade secrets, computer software, source code, marketing techniques and arrangements, personnel information, information about the Company's active and prospective customers, clients, and other business relationships, or any non-public operational, business or financial information relating to the Company or any of its subsidiaries or affiliates or relating to any third party (all of such information being hereinafter collectively referred to as "Confidential Information"). Notwithstanding the foregoing, the term "Confidential Information" shall not include information which (i) is already known to Employee prior to its disclosure to Employee by the Company; (ii) is or becomes generally available to the public through no wrongful act of any person; (iii) is at the time of disclosure part of the public knowledge or literature through no action by Employee; or (iv) is received by Employee from a third party without restriction and without any wrongful conduct on the part of such third party relating to such disclosure. The absence of any marking or statement that any particular information is Confidential Information shall not affect its status as Confidential Information. Employee acknowledges and agrees that the Confidential Information he/she obtains or becomes aware of as a result of his/her employment with the Company is not generally known or available to the general public, but has been developed, compiled or acquired by the Company at its great effort and expense and that Employee is required to protect and not disclose such information.

(b) Employee agrees that he/she shall not disclose any information belonging to third parties, including, without limitation, current, former and/or prospective customers and vendors of the Company, that is disclosed to Employee as a representative of the Company under an obligation of confidentiality.

(c) Employee agrees that, upon the termination of his/her employment for any reason, and immediately upon request of the Company at any time, he/she will promptly return (and shall not delete, destroy or modify) all property, including any originals and all copies of any documents, whether stored on computers or in hard copy, obtained from the Company, or any of its current, former or prospective customers or vendors, whether or not Employee believes it qualifies as Confidential Information.  Such property shall include everything obtained during and as a result of Employee's employment with the Company, other than documents related to Employee's compensation and benefits, such as pay stubs and benefit statements. In addition, Employee shall also return any phone, facsimile, printer, computer, or other items or equipment provided by the Company to Employee to perform his/her employment responsibilities during his/her employment with the Company. Employee agrees that he/she shall not access or attempt to access the Company's computer systems after the termination of Employee's employment with the Company. Employee further agrees that he/she does not have a right of privacy to any communications sent through the Company's electronic communications systems (including, without limitation, emails, phone calls and voicemail) and that the Company may monitor, retain, and review all such communications in accordance with applicable law.

3.    Non-Solicitation of Customers and Other Business Relations

Employee acknowledges and agrees that, by virtue of Employee's senior position and responsibilities with the Company, Employee has access to the Company's current, former and prospective customers, clients, suppliers and/or business relations, including Confidential Information relating to such customers, clients, suppliers and/or business relations, and has generated goodwill belonging to the Company with such customers, clients, suppliers and/or business relations. Employee further acknowledges that directly or indirectly soliciting such customers, clients, suppliers and/or business relations on behalf of any person or entity other than the Company will cause the Company great and irreparable harm. Accordingly, Employee agrees that while he/she is employed by the Company and during the twelve (12) months immediately following the termination of his/her employment (“Non-Solicitation Period”) for any reason, whether voluntarily or involuntarily, Employee shall not, directly or indirectly:

(a) induce or attempt to induce (including, without limitation, by soliciting business from or performing services for), any such customer, client, supplier, licensee or business relation of the Company with whom Employee or any of Employee's reports interacted, or about whom Employee had access to Confidential Information (i) to do business with any other person or entity that provides products or services similar to or competitive with those provided the Company, (ii) to cease doing business with the Company, (iii) to reduce the level of business he/she/it performs with the Company, or (iv) to divert marketing or other resources away from the Company; or

(b) in any way interfere with the relationship between the Company and any of its customers, clients, suppliers, licensors, or other business relations.

4.    Non-Solicitation of Employees

    Employee acknowledges and agrees that, by virtue of Employee's senior position and responsibilities with the Company, Employee has access to Confidential Information regarding Company personnel. Accordingly, Employee agrees that while he/she is employed by the Company and during the twelve (12) months immediately following the termination of his/her employment for any reason, whether voluntarily or involuntarily, Employee shall not, directly or indirectly, solicit, hire, offer employment to, or in any manner encourage employees of the Company to leave employment with PAREXEL or otherwise violate their obligations to the Company.

5.    Non-Competition

Employee acknowledges and agrees that the Company is engaged in a highly competitive business and that, by virtue of Employee's senior position and responsibilities with the Company and Employee's access to Confidential Information, Employee's engaging in any business which is directly competitive with the Company will cause it great and irreparable harm. Accordingly, Employee agrees that while he/she is employed by the Company and during the twelve (12) months immediately following the termination of his/her employment (“Non-Competition Period”) for any reason, whether voluntarily or involuntarily, Employee shall not directly or indirectly, as an individual, proprietor, partner, stockholder, officer, employee, director, consultant, joint venturer, investor, lender, or in any other capacity whatsoever:

(a)    engage in, become financially interested in, be employed by or have any business or professional connection with any Competing Business (as hereinafter defined) in any country worldwide in which the Company has a corporate office or clinical research facility, provided, however, that Employee may own any securities of any corporation which is engaged in such business and is publicly owned and traded but in an amount not to exceed at any one time two (2) percent of any class of stock or securities of such corporation.

(b)    For purposes of this Section 5, a "Competing Business" shall mean any company, including any division, department or affiliate thereof, which offers products or services (including any new products or services being developed or researched by the Company prior to and as of the Termination Date) in connection with the research, development and/or commercialization of pharmaceutical products, biotechnology products and/or medical devices, including, without limitation, clinical research; clinical trial management; clinical pharmacology; laboratory research; data collection, management, processing, analysis and/or reporting; biostatistics; clinical logistics; consulting and regulatory affairs; commercialization; reimbursement and market access; medical communication; medical imaging; and software, electronic and technology solutions relating to the above.

6.    Developments

    (a)    If Employee (either alone or with others) makes, conceives, creates, discovers, invents or reduces to practice (herein “Generates” or are “Generated”) any Developments (as defined below), such Developments, and all of his/her rights and interests therein and all of his/her records relating to such Developments, shall be the sole and absolute property of the Company. Employee shall promptly disclose to the Company each such Development and shall deliver to the Company all of his/her records relating to each such Development. Employee hereby assigns to the Company any and all rights (including, but not limited to, any rights under patent law, copyright law and/or other similar laws in any country) that he/she has or may have or may acquire in the Developments, without further compensation. All Developments which are copyrightable works shall be works made for hire.

(b)    “Developments” means any invention, design, development, improvement, process, software program, work of authorship, trademark or technique, whether or not patentable or registrable under copyright or similar statutes, that (1) are Generated while Employee is employed by the Company and relates to or is useful in the actual or planned business of the Company or any of the products or services being developed, manufactured, sold and/or provided by the Company, (2) result from tasks assigned to Employee by the Company or tasks within Employee's scope of responsibility, or (3) result from the use of premises or property (whether tangible or intangible) owned, leased or contracted for by the Company. Employee acknowledges that any Developments Generated during his/her employment, prior to the date of this Agreement, are the sole and absolute property of Company and the terms of this Agreement shall apply to such Developments.

(c)    Employee will, upon the Company's request, without further compensation but at the Company's expense, during and after his/her employment, promptly execute specific assignments of title to the Company and take such further acts as requested by the Company to confirm, secure, perfect, protect, enforce and/or transfer the Company's right, title and interest in and to such Developments. Such acts may include, but are not limited to, Employee's execution and delivery of documents and instruments and his/her assistance and cooperation in the registration and enforcement of applicable patents, copyrights or other forms of protection or other legal proceedings. If, at any time, Employee's cooperation is required to enable the Company to secure, perfect, protect, enforce or transfer its right, title or interest in any Development and Employee fails to respond within fourteen (14) calendar days to a written request from the Company for action sent by PAREXEL to the last address for Employee maintained by the Company, Employee hereby appoints PAREXEL as his/her attorney, and grants PAREXEL his/her power of attorney to execute in good faith, commercially reasonable applications, releases, assignments, or other documents or agreements reasonably required to secure, perfect, protect, enforce or transfer the Company's right, title or interest.

7.     Publications

Employee agrees that he/she will, no later than thirty (30) days prior to submission for publication in any forum (including electronic and on-line), provide the Company with copies of all writings and materials which reference PAREXEL or otherwise relate to his/her employment with the Company which he/she proposes to publish during his/her employment with the Company and within six (6) months immediately following the termination of his/her employment for any reason, whether voluntarily or involuntarily. Employee also agrees that he/she will remove or cause to be removed from the writings and materials any Confidential Information (as reasonably determined by the Company in its sole discretion) and/or any reference to PAREXEL, upon the Company's request.

8.    Reasonableness

Employee agrees that the limitations set forth in this Agreement are reasonable given the highly competitive nature of the Company's business and are required for the Company's protection based upon numerous factors, including the knowledge and information to which Employee will have or has had access during Employee's employment with the Company.

9.     Injunctive Relief

Employee acknowledges that a breach of this Agreement will cause irreparable harm to the Company that would be difficult to quantify and for which money damages would be inadequate. As a result, Employee agrees that in the event of such a breach or threat of such a breach the Company shall, in addition to any other remedies available to it, have the right to injunctive relief, without the necessity of posting a bond.

10.     Governing Law and Jury Waiver

This Agreement shall be governed by the laws of the Commonwealth of Massachusetts without reference to its principles of conflict of laws. The parties agree that any action or proceeding with respect to this Agreement and Employee's employment shall be brought exclusively in the state or federal courts in the Commonwealth of Massachusetts, and Employee voluntarily submits to the jurisdiction over Employee's person by a court of competent jurisdiction located within the Commonwealth of Massachusetts. The parties hereby irrevocably waive any objection they may now or hereafter have to the laying of venue of any such action in the Commonwealth of Massachusetts, and further irrevocably waive any claim they may now or hereafter have that any such action brought in said court(s) has been brought in an inconvenient forum. The parties hereby expressly waive their right to a jury trial for any claim relating to his/her/its rights or obligations under this Agreement. This Agreement is intended to supplement, and not supersede, any remedies or claims that may be available to the Company under applicable law, including any claims asserting misappropriation of trade secrets or unfair trade practices.

11.     Entire Agreement

This Agreement contains all the understanding between the parties hereto pertaining to the subject matter hereof and supersedes all undertakings, promises and agreements, whether oral or in writing, previously entered into between them with respect to the subject matter herein.

12.     Amendment, Modification or Waiver

No provision of this Agreement may be amended, or modified unless such amendment or modification is in writing, signed by Employee and by a duly authorized officer of the Company. No act or failure to act by the Company will waive any right, condition or provision contained herein. Any waiver by the Company must be in writing and signed by a duly authorized officer of the Company to be effective.

13.     Severability

In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid, illegal, or other unenforceable provision had never been contained herein. If, moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope or subject, it shall be construed by limiting it and reducing it so as to be enforceable to the extent compatible with applicable law as it shall then appear.

14.     Prior Obligations

    (a)    Employee warrants and represents to the Company that his/her employment by the Company and execution and performance of this Agreement does not conflict with any prior obligations to third parties, and Employee agrees that he/she will not disclose to the Company any proprietary information of any former or concurrent employer, unless consented to by such employer. Any violation of this Section 14(a) by Employee may result in the immediate termination of his or her employment with the Company.

(b)    Employee warrants and represents to the Company that he/she does not own or control and will not own or control while he/she is employed by the Company, any right, title or interest in any invention, design, development, improvement, process, software program, work of authorship, trademark or technique, whether or not patentable or registrable under copyright or similar statutes, that relates in any manner to, or is useful in, the actual or planned business or products of the Company or relates in any manner to, or is useful in, its actual or anticipated research and development of the Company. If, in contravention of the foregoing, any invention, design, development, improvement, process, software program, work of authorship, trademark or technique exists, Employee grants to the company a perpetual, paid up, worldwide license to such invention, design, development, improvement, process, software program, work of authorship, trademark or technique.

15.     Debarment

Employee hereby certifies to the Company that, as provided in Section 306(a) and Section 306(b) of the U.S. Federal

Food, Drug and Cosmetic Act (21 U.S.C. § 335a(a) and 335a(b)) and/or under any equivalent law within or outside the United States, he/she has not in the past been and/or is not currently (or threatened to be or subject to any pending action, suit, claim investigation or administrative proceeding which could result in him/her being) (i) debarred or (ii) excluded from participation in any federally funded healthcare program or (iii) otherwise subject to any governmental sanction in any jurisdiction (including disqualification from participation in clinical research) that would affect or has affected Employee's ability to perform his/her obligations under this Agreement or contract of employment or prevent him/her from working for the Company in any capacity in any jurisdiction. Employee warrants and represents to the Company that he/she will notify the Company immediately if any of the foregoing occurs or is threatened and that the obligation to provide such notice will remain in effect following the termination of his/her employment with PAREXEL for any reason, voluntary or involuntary. Any violation of this section by Employee may result in the termination of his/her employment with the Company. Immediately upon the request of the Company at any time, Employee will certify to the Company in writing his/her compliance with the provisions of this section.

16.     Miscellaneous

    (a)     Nothing in this Agreement shall be construed as constituting a commitment, guarantee, agreement or understanding of any kind or nature that the Company shall continue to employ Employee, and the Agreement shall not affect in any way the right of the Company to terminate the employment of Employee at any time and for any reason. By Employee's execution of this Agreement, Employee acknowledges and agrees that Employee's employment is "at will."

(b)    Employee's obligations hereunder shall continue in full force and effect in the event that Employee's job title, responsibilities, work location or other conditions of his/her employment with the Company change subsequent to the execution of the Agreement, without the need to execute a new Agreement.

(c)     Employee's obligations hereunder to the Company shall apply equally to any of the Company's current and future subsidiaries, affiliates, divisions, successors and assigns for which Employee performs services or about or from which Employee has access to Confidential Information.

(d)     Employee's obligations hereunder shall survive the termination of his/her employment with PAREXEL for any reason, voluntary or involuntary.

(e)     If Employee breaches or threatens to breach any of the covenants set forth in this Agreement, he/she agrees to pay all reasonable costs (including reasonable attorneys' fees) incurred by the Company in establishing that breach, squelching that threat to breach, seeking injunctive relief, and/or in otherwise enforcing any of the covenants or provisions of this Agreement.

(f)    This Agreement supersedes and replaces any other agreement between Employee and the Company relating to or concerning the provisions set forth herein.

(g)     In the event that Employee breaches any of the provisions of Sections 3, 4 or 5 of this Agreement, the Non-Solicitation Period and/or Non-Competition Period (as applicable) shall be tolled until such breach has been duly cured.

(h)    Employee agrees to provide a copy of this Agreement to any subsequent employers or prospective employers during the Non-Solicitation Period and/or Non-Competition Period. Employee specifically authorizes the Company to notify any subsequent employers or prospective employers of Employee of the restrictions on Employee contained in this Agreement and of any concerns the Company may have about actual or possible conduct by Employee that may be in breach of this Agreement.

    (i)     This Agreement may not be changed orally, but only by a writing signed by the party against whom enforcement of any such change is sought. It is agreed that a waiver by either party of a breach of any provisions of this Agreement shall not operate or be construed as a waiver of any subsequent breach by the same party.

    Intending to be legally bound hereby, Employee has signed this Agreement under seal, as of the date set forth below under his/her signature:

EMPLOYEE                     PAREXEL International Corporation

James F. Winschel, Jr.                Name:
Title:

Date: ___________________            Date: ___________________